For Immediate Release

Luby’s Issues Third Quarter Fiscal 2021 Report
Estimated Net Assets in Liquidation Increased to $4.13 per Share

HOUSTON, TX – July 19, 2021 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) which is in the process of monetizing its assets for the benefit of its shareholders, announced today its financial results for the third quarter ended June 2, 2021.

Financial Results

Liquidation Basis of Accounting

As a result of Luby’s shareholder approval of its plan of liquidation on November 17, 2020, effective November 19, 2020, in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company began reporting its financial results on the liquidation basis of accounting. The liquidation basis of accounting requires, among other things, that management estimates net sales proceeds on an undiscounted basis, as well as includes in the Company’s assets and liabilities the undiscounted estimate of future revenues and expenses through the end of the liquidation. Based on the liquidation basis of accounting, the net assets in liquidation at June 2, 2021 are currently estimated to result in future liquidating distributions of approximately $4.13 per common share based on the number of common shares outstanding on that date. This amount represents an increase of $0.15 per share compared to last quarter’s estimate owing primarily to actual realization from completed real estate transactions as well as achieving better operating results than previously forecasted. This estimate of future liquidating distributions includes projections of sales proceeds and net operating revenues to be received and costs and expenses to be incurred, including costs to dispose of the Company’s assets to complete the plan of liquidation which is currently projected to be completed by June 30, 2022.

There is inherent uncertainty with these projections, and accordingly, these projections could change materially based on a number of factors both within and outside of Luby’s control. There can be no assurance that these estimated values will be realized. Such amounts should not be taken as an indication of the timing or the amount of future distributions or our actual dissolution.

The current estimate of net assets in liquidation at June 2, 2021 has been estimated based on undiscounted cash flow projections and assumes a final liquidation on June 30, 2022 even though the actual timing of the sale of the Company’s operating businesses and real estate holdings cannot be determined with any specificity at this time. As such, the final liquidation of the Company is subject to future events and uncertainties. Liabilities are carried at their contractual amounts due as adjusted for the impact of timing of the planned liquidation. It is not possible to predict with certainty the timing or aggregate amount which may ultimately be distributed to our shareholders and no assurance can be given that the distributions will equal or exceed the estimate presented in this release.

Recent Company Announcements

•June 21, 2021: Luby’s, Inc. Signs Agreement to Sell Luby’s Cafeteria Restaurant Operations to Affiliate of Calvin Gin as Part of Execution of Company’s Monetization Plan (Real Estate to be Sold Separately)

The Company has entered into an agreement to sell the Luby’s Cafeteria restaurant business to a newly formed affiliate of Calvin Gin. The purchase by the Gin affiliate (to be renamed Luby’s Restaurants Corporation following closing of the transaction) will include 32 of the existing locations of Luby’s restaurants, all in Texas, and ownership of the Luby’s Cafeteria brand. The acquisition of the Luby’s cafeterias business does not include any of the real estate owned by Luby’s, nor does it include any of the Company’s Fuddruckers operations or the Company’s Culinary Contract Service business. The structure of the transaction will allow Luby’s to sell its real estate related to its cafeteria restaurant business to third parties and realize the related value for its shareholders. It is currently anticipated, following the closing of the transaction, that almost all employees at the 32 involved locations will be offered positions by the purchaser to remain at those store locations, employment that will likely total over 1,000 associates. It is currently anticipated that the Luby’s Cafeteria operations sale transaction could provide Luby’s with approximately $28.7 million of value (all but a nominal amount of which will be derived from the purchaser’s assumption of Luby’s liabilities and the purchaser’s issuance of notes to Luby’s). There can be no assurance that the Company will realize or receive the full value of such consideration.

•June 17, 2021: Luby’s, Inc. Signs Agreement to Sell the Fuddruckers Franchise Business to Affiliate of Nicholas Perkins as Part of Execution of Company’s Monetization Plan

The purchase by the Perkins affiliate, Black Titan Franchise Systems LLC, encompasses the master ownership of the Fuddruckers brand. The Fuddruckers brand currently has 92 locations operating in the United States, including 13 locations operated by affiliates of Mr. Perkins. It is currently anticipated the Fuddruckers franchise brand sale transaction could provide Luby’s, Inc. with approximately $18.5 million of value (most of which will be derived from the purchaser’s issuance of a note to Luby’s and assumption of certain liabilities). There can be no assurance that the Company will realize or receive the full value of such consideration.

•Real Estate Sales:

During fiscal year 2021 through July 19, 2021, we have closed on the sale of seven properties for total net proceeds of approximately $16.9 million. Four of these seven properties were sold in June 2021 for total net proceeds of approximately $9.1 million. Proceeds from property sales have been used primarily to reduce our outstanding debt balance.

The Company currently operates 55 Luby’s Cafeterias and nine Fuddruckers, as well as Culinary Contract Services at 27 locations, while pursuing sales of these businesses as part of its liquidation plan. Operationally, it is business as usual as we progress through the transition of these iconic brands to their new owners.

About Luby’s

Luby’s, Inc. (NYSE: LUB) previously announced its plan of liquidation and dissolution, which was approved by its shareholders on November 17, 2020. In June 2021, Luby’s, Inc. also previously announced that it has entered into an agreement to sell both its restaurant brands, Luby’s Cafeterias and Fuddruckers. In addition, Luby’s is actively seeking buyers for its Luby's Culinary Contract Services business segment, which provides food service management to sites consisting of healthcare facilities, corporate dining locations, sports stadiums, as well as sales of certain frozen Luby’s entrees through retail grocery stores. Luby’s also owns real estate assets related to its operations, for which it is also in the process of actively seeking buyers.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements regarding sales of assets, effects of the Company’s Liquidation and Dissolution Plan (the “Plan”), expected value or proceeds attributable to the sale of assets, and expected proceeds to be distributed to stockholders or the timing thereof. Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the effects of the COVID-19 pandemic; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10- K and quarterly reports on Form 10-Q, including information regarding the risks, uncertainties and other factors relating to the Plan, the expected net proceeds from the sale of assets, and expected proceeds to be distributed to stockholders.

For additional information contact:
John Garilli, Interim CEO
(617) 570-4600
LInvestors@lubys.com

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